Report of Independent Registered Public Accounting
Firm
To the Shareholders and Board of Trustees of Redwood Managed Volatility Portfolio

In planning and performing our audit of the financial statements of Redwood Managed Volatility Portfolio
(the "Portfolio") as of December 31, 2014 and for the period October 20, 2014 (commencement of operations) through December 31, 2014, in accordance with the standards of the Public Company Accounting
Oversight  Board (United States), we considered the
Portfolio's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio's internal control over financial reporting. Accordingly, we express no such opinion.

The  management  of  the  Portfolio  is  responsible for
establishing and maintaining effective   internal  control
over  financial  reporting.  In fulfilling this
responsibility, estimates and judgments by management
are required to assess the expected benefits and related
costs of controls.  A fund's internal control over
financial  reporting  is  a  process  designed  to  provide
reasonable assurance regarding  the  reliability  of
financial  reporting  and  the  preparation  of financial
statements for external purposes in accordance with
generally accepted accounting principles (GAAP).  A
fund's internal control over financial reporting includes
those  policies  and procedures that (1) pertain to the
maintenance of records   that,   in  reasonable  detail,
accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting
exists when the design or  operation of a control does not
allow management or employees, in the normal course
of   performing   their   assigned  functions,  to  prevent
or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is reasonable possibility that a material misstatement of the fund's annual financial statements will not be prevented or detected on a timely basis.

Our  consideration  of  the Portfolio's internal control
over financial reporting was for  the  limited  purpose
described  in  the  first  paragraph  and  would not
necessarily disclose all deficiencies in internal control
that might be material weaknesses   under  standards
established  by  the  Public  Company  Accounting
Oversight Board (United States). However, we noted no deficiencies in the Portfolio's internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2014.

This report is intended solely for the information and use of management and the Board of Trustees of the Portfolio and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ KPMG LLP
Roseland, New Jersey
February 16, 2015